Filed Pursuant to Rule 424(b)(5)
Registration No. 333-272745

PROSPECTUS SUPPLEMENT
(to the Prospectus dated June 28, 2023)

Up to $ 90,000,000

Faraday Future Intelligent Electric Inc.

Class A Common Stock

We have entered into an At-the-Market Equity Offering Sales Agreement (the “Sales Agreement”) with Stifel, Nicolaus & Company, Incorporated, B. Riley Securities, Inc., A.G.P./Alliance Global Partners, Wedbush Securities Inc. and Maxim Group LLC (the “Sales Agents”) to offer and sell up to $90.0 million of our Class A common stock, $0.0001 par value per share (“Class A Common Stock”), offered by this prospectus.

In accordance with the terms of the Sales Agreement, we may offer and sell shares of our Class A Common Stock at any time and from time to time through or to the Sales Agents as sales agent or principal. Sales of our Class A Common Stock , if any, will be made at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”).

The aggregate compensation payable to the Sales Agents shall be up to 3.5% of the gross sales price of the shares sold through the Sales Agents pursuant to the Sales Agreement. In connection with the sale of the common stock on our behalf, the Sales Agents will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Sales Agents will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agents with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Subject to the terms and conditions of the Sales Agreement, the Sales Agents will use their commercially reasonable efforts consistent with its normal trading and sales practices to sell on our behalf any shares to be offered by us under the Sales Agreement. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Our common stock is listed on the Nasdaq Stock Market under the symbol “FFIE.” On September 22, 2023, the closing price of our Class A Common Stock on the Nasdaq Stock Market was $3.92 per share.

The shares of Class A Common Stock being offered pursuant to this prospectus supplement are shares of Faraday Future Intelligent Electric Inc., a holding company incorporated in the State of Delaware. As a holding company with no material operations of its own, the Company conducts its operations through its operating subsidiaries. We currently have a majority of our operations in the U.S. conducted through our U.S.-domiciled operating subsidiaries. We also operate our business in the People’s Republic of China and plan to have significant operations in the future in both Mainland China and Hong Kong (together, “PRC” or “China”) through our subsidiaries organized in the PRC (collectively, the “PRC Subsidiaries”). Investors in our Class A Common Stock should be aware that they are purchasing equity solely in the Company, a Delaware holding company. There are various risks associated with our current operating presence in China and the potential expansion of our operations in China (including Hong Kong), which is subject to political and economic influence from China. Recently, the Chinese government initiated a series of regulatory actions and made statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies that seek to conduct offshore securities offerings or be listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation-making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated if any, and the potential impact such modified or new laws and regulations will have on our business operations, our ability to accept foreign investments and to maintain the Company’s listing on a U.S. exchange. The Chinese government may intervene or influence the operations of our PRC Subsidiaries, or at any time exert more control over offerings conducted overseas and foreign investment in China-based issuers in accordance with PRC laws and regulations, which could result in a material change in our operations and/or a material reduction in the value of our Class A Common Stock. Additionally, the governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer our shares of Class A Common Stock to investors and cause the value of such securities to significantly decline or be worthless. For a detailed description of risks related to our PRC operations, see “Risk Factors – Risks Related to FF’s Operations in China” in our Annual Report on Form 10-K/A for the year ended December 31, 2022, which is incorporated by reference herein. See “Where You Can Find More Information.”

Investing in our Class A Common Stock involves a high degree of risk. Before buying shares of our Class A Common Stock, you should carefully consider the risk factors described in “Risk Factors” beginning on page S-6 of this prospectus supplement , the section captioned “Item 1A—Risk Factors” in our most recently filed Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus supplement, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement.

We are an “emerging growth company” and a “smaller reporting company” under applicable Securities and Exchange Commission rules and, as such, are eligible for reduced public company reporting requirements.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Stifel		B. Riley Securities

A.G.P.	Wedbush Securities	Maxim Group LLC

The date of this prospectus supplement is September 26, 2023.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which contains specific information about the terms on which we are offering and selling our Class A Common Stock and important business information about us. The second part is the accompanying prospectus, which contains and incorporates by reference important business and financial information about us and other information about this offering. This prospectus supplement and the accompanying prospectus are part of a shelf registration statement that we filed with the SEC under the Securities Act.

In making your investment decision, you should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus filed by us with the SEC. We are responsible for the information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein as described herein and therein, and any free writing prospectus that we prepare and distribute. Neither we nor the Sales Agents have authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any such free writing prospectus. Neither we nor the Sales Agents are making an offer to sell, or soliciting an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted. The information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus prepared by us is accurate only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits, of which this prospectus supplement and the accompanying prospectus form a part. We are subject to the informational requirements of the Exchange Act, and therefore file reports and other information with the SEC. Statements contained in this prospectus supplement and the accompanying prospectus about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

Before you invest in our Class A Common Stock, you should read the registration statement of which this document forms a part and this document, including the documents incorporated by reference in this prospectus supplement and the accompanying prospectus that are described under the headings “Where You Can Find More Information” and “Information We Incorporate by Reference” in this prospectus supplement and the accompanying prospectus.

If the description of this offering and our business varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Unless the context indicates otherwise, references in this prospectus to “the Company” refers to Faraday Future Intelligent Electric Inc. (f/k/a Property Solutions Acquisition Corp.), a holding company incorporated in the State of Delaware, and not to its subsidiaries, and references herein to “FF,” “we,” “us,” “our” and similar terms refer to the Company and its consolidated subsidiaries. We refer to our primary operating subsidiary in the U.S., Faraday&Future Inc., as “FF U.S.” We refer to all our subsidiaries organized in China (including Hong Kong) collectively as the “PRC Subsidiaries,” a complete list of which is set forth in Exhibit 21.1 to the Company’s registration statement of which this prospectus supplement forms a part, which is incorporated by reference herein. References to “PSAC” refer to Property Solutions Acquisition Corp., a Delaware corporation, our predecessor company prior to the consummation of the Business Combination (as defined herein), and “Legacy FF” refers to FF Intelligent Mobility Global Holdings Ltd., an exempted company with limited liability incorporated under the laws of the Cayman Islands, together with its consolidated subsidiaries, prior to the Business Combination.

PRESENTATION OF SHARE AND FINANCIAL INFORMATION

On August 16, 2023, the Company held a special meeting of its stockholders at which meeting the Company’s stockholders approved, among other proposals, a proposal authorizing the board of directors of the Company (the “Board”) to effect a reverse stock split of the Company’s outstanding common stock at a range between 1-for-2 and 1-for-90 shares of outstanding common stock and a proposal authorizing the Board to reduce the number of authorized shares of common stock of the Company if the Board effects a reverse stock split at a ratio of 1-for-8 or greater. On August 22, 2023, the Board approved the reverse stock split at a ratio of 1-for-80 shares of outstanding common stock and a reduction in the authorized share capital of the Company to 147,875,000 shares of Class A Common Stock and 6,562,500 shares of Class B common stock. On August 24, 2023, the Company filed the Third Amended and Restated Certificate of Incorporation (“Certificate of Amendment”) with the Secretary of State of the State of Delaware to effect the reverse stock split and the reduction of authorized shares. Pursuant to the Certificate of Amendment, effective as of 5:00 p.m., Eastern Time, on August 25, 2023, every 80 shares of the issued and outstanding Class A Common Stock was automatically converted into one share of Class A Common Stock, without any change in par value per share, and the Company’s authorized shares of common stock was reduced to 147,875,000 shares of Class A Common Stock and 6,562,500 shares of Class B common stock. The Company’s Class A Common Stock began trading on a reverse split-adjusted basis on The Nasdaq Capital Market at the opening of trading on August 28, 2023. Unless otherwise noted, share numbers in this prospectus reflect the reverse stock split, without giving effect to the rounding of fractional shares.

S-ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and accompanying prospectus, including the documents incorporated by reference herein, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. In some cases, you can identify forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “predict,” “project,” “potential,” “should,” “will,” or “would,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. In addition, these statements are based on our management’s beliefs and assumptions and on information currently available to our management as of the date of this prospectus supplement. While we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statement:

●	our ability to raise sufficient funds to continue our operations and carry out our business plan;

●	our ability to attract and retain qualified officers and directors;

●	changes adversely affecting the business in which we are engaged;

●	the implementation of the Special Committee’s remediation actions and our related follow-up actions, and our ability to attract and retain employees;

●	our ability to execute on our plans to develop, market and deliver our vehicles and the timing and cost of these development and marketing programs;

●	our ability to manage our indebtedness, including our ability to refinance our current indebtedness;

●	the ability of our suppliers to deliver necessary components for our products;

●	our ability to successfully maintain licenses and other rights to certain technology to continue production and delivery of our vehicles;

●	our ability to remediate the identified material weaknesses in our internal control over financial reporting;

●	our ability to navigate economic, operational and legal risks specific to operations based in China;

●	our estimates of the size of the markets for our vehicles and the costs to bring our vehicles to market;

●	the rate and degree of market acceptance of our vehicles;

S-iii

●	the success of other competing manufacturers;

●	the performance and security of our vehicles;

●	ongoing and potential litigation involving PSAC or us and the outcome of the SEC and the United States Department of Justice investigations;

●	general economic conditions;

●	the possibility that any stockholder litigation or dispute may result in significant costs of defense, indemnification or liability;

●	the price and trading volume of the Company’s Class A Common Stock; and

●	other risks and uncertainties discussed in Part I, Item 1A, Risk Factors in our most recent Annual Report on Form 10-K filed with the SEC and our most recent Quarterly Reports on Form 10-Q filed with the SEC, as such risk factors may be amended, supplemented or superseded from time to time by our subsequent periodic reports we file with the SEC, including our Quarterly Reports on Form 10-Q, and in any prospectus supplement.

Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus, including the documents incorporated by reference herein, will prove to be accurate. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained or incorporated by reference herein, whether as a result of any new information, future events, changed circumstances or otherwise.

You should read this prospectus supplement and accompanying prospectus, including the documents incorporated by reference herein, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights the information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and is qualified in its entirety by reference to the more detailed information and financial statements appearing elsewhere in this prospectus supplement. Because this is only a summary, it does not contain all of the information that may be important to you. Before investing in our Class A Common Stock, you should read this entire prospectus supplement, the accompanying prospectus and any related free writing prospectus, together with all documents incorporated by reference herein and therein, carefully, including the “Risk Factors” section of this prospectus supplement and in our Annual Report on Form 10-K/A for the year ended December 31, 2022, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and in any subsequent prospectus supplement, and our consolidated financial statements and related notes incorporated by reference in this prospectus supplement, before making an investment decision.

Our Company

Faraday Future Intelligent Electric Inc. (the “Company” and, with its consolidated subsidiaries, “FF,” “we,” “us” or “our”) is a California-based global shared intelligent mobility ecosystem company with a vision to disrupt the automotive industry.

With headquarters in Los Angeles, California, FF designs and engineers next-generation intelligent, connected, electric vehicles. FF manufactures vehicles at its production facility in Hanford, California, with additional future production capacity needs addressed through a contract manufacturing agreement with Myoung Shin Co., Ltd., an automotive manufacturer headquartered in South Korea. FF has additional engineering, sales, and operational capabilities in China and is exploring opportunities for potential manufacturing capabilities in China through a joint venture or other arrangement.

Since its founding, FF has created major innovations in technology and products, and a user centered business model. We believe these innovations will enable FF to set new standards in luxury and performance that will enhance quality of life and redefine the future of intelligent mobility.

Corporate Information

Faraday Future Intelligent Electric Inc. was incorporated on February 11, 2020 as a Delaware corporation under the name “Property Solutions Acquisition Corp.” (“PSAC”), a special purpose acquisition company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. On July 21, 2021, PSAC consummated a business combination (the “Business Combination”) and, in connection therewith, (i) PSAC’s wholly-owned subsidiary merged with and into FF Intelligent Mobility Global Holdings Ltd., an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Legacy FF”), whereby Legacy FF survived the merger as a wholly-owned subsidiary of the Company, and (ii) the registrant changed its name to “Faraday Future Intelligent Electric Inc.” Legacy FF is considered the Company’s accounting acquirer.

Our corporate headquarters are located at 18455 S. Figueroa Street, Gardena, California 90248, and our main telephone number is (424) 276-7616. Our website is located at www.ff.com and our investor relations website is located at investors.ff.com. Information contained on our website does not constitute any part of, and is not incorporated into, this prospectus.

PRC Subsidiaries

The Company is a holding company incorporated in the State of Delaware. Faraday&Future Inc. (“FF U.S.”), FF’s primary U.S. operating subsidiary, was incorporated and founded in the State of California in May 2014. We refer to all our subsidiaries organized in China (including Hong Kong) collectively as the “PRC Subsidiaries,” a complete list of which is set forth in Exhibit 21.1 to the Company’s registration statement of which this prospectus supplement forms a part, which is incorporated by reference herein. As of the date of this prospectus, our only operating subsidiaries in China (including Hong Kong) are FF Automotive (China) Co. Ltd., Ruiyu Automotive (Beijing) Co., Ltd. and Shanghai Faran Automotive Technology Co., Ltd., each of which was organized in the PRC.

How Cash is Transferred Through Our Corporate Organization

The organizational chart below shows the Company’s operating subsidiaries* as of the date hereof:

*	Excludes subsidiaries with immaterial operations. FF Hong Kong Holding Limited is a holding company subsidiary organized in Hong Kong. As of the date hereof, LeSEE Automotive (Beijing) Co. Ltd., a subsidiary organized in China, has immaterial operations.

The PRC has currency and capital transfer regulations that require us to comply with certain requirements for the movement of capital in and out of the PRC. The Company is able to transfer cash (U.S. Dollars) to the PRC Subsidiaries through capital contributions (increasing the Company’s capital investment in the PRC Subsidiaries). The Company may receive cash or assets declared as dividends from the PRC Subsidiaries. The PRC Subsidiaries can transfer funds to each other, when necessary, by way of intercompany loans in the following manners:

●	FF Hong Kong Holding Limited, as the holding company of all the other PRC Subsidiaries, can transfer cash to any PRC Subsidiary through capital contribution. We note Hong Kong’s banking system is outside PRC mainland’s banking system. As a result, when FF Hong Kong Holding Limited transfers cash to a PRC Subsidiary, it is required to follow the SAFE (as defined below) process and regulation.

●	FF Hong Kong Holding Limited, as the holding company of all the other PRC Subsidiaries, may receive cash or assets declared as dividends from the other PRC Subsidiaries.

●	Among PRC Subsidiaries other than FF Hong Kong Holding Limited, one PRC Subsidiary can provide funds through intercompany loan to another PRC Subsidiary and each such PRC Subsidiary is required to follow the rules of China Banking Regulatory Commission and other relevant Chinese authorities. Additionally, one PRC Subsidiary can transfer cash to its subsidiary through capital contribution, and any PRC Subsidiary may receive cash or assets declared as dividends from any of its subsidiaries.

During 2019, FF Inc., a U.S.-based subsidiary incorporated in California, issued a loan to FF Hong Kong Holding Limited, a holding company subsidiary established in Hong Kong, in the aggregate amount of $1.2 million, which was the only transaction that involved the transfer of cash or assets throughout our corporate structure during 2019. During 2020, LeSee Automotive (Beijing) Co. Ltd., a PRC Subsidiary, assigned to Legacy FF its obligation to pay certain notes issued by a third party in the aggregate principal and accrued interest amount of $26.5 million.

Also during 2020, Smart Technology Holdings Ltd., a subsidiary incorporated in the Cayman Islands, transferred to FF Hong Kong Holding Limited $1.7 million in cash, in the aggregate, by way of capital contributions to fund the operations of the PRC Subsidiaries. During 2021, Smart Technology Holdings Ltd. transferred to FF Hong Kong Holding Limited $32.1 million, in the aggregate, by way of capital contributions to fund the operations of the PRC Subsidiaries, including $10.0 million of proceeds from the sale of shares of Class A Common Stock pursuant to separate subscription agreements in connection with the closing of the Business Combination. In August 2021, Legacy FF extended a loan of $50.0 million to FF Automotive (Zhuhai) Co. Ltd., a PRC Subsidiary, for the purpose of acquiring a technology license agreement with a third party. We transferred cash or assets of $9.1 million from Smart Technology Holdings Ltd. to FF Hong Kong Holding Limited during the fourth quarter of 2021. In 2022 and 2023 to date, FF U.S. extended loans in an aggregated amount of $8.0 million and $14.2 million, respectively, to FF Hong Kong Holding Limited to fund the operations of the PRC Subsidiaries. We will continue to assess the PRC Subsidiaries’ requirements to fund their operations and intend to effect additional contributions as appropriate. The PRC Subsidiaries have not transferred cash or other assets to the Company, including by way of dividends. The Company does not currently plan or anticipate transferring cash or other assets from our operations in China to any non-Chinese entity.

Capital contributions to PRC companies are mainly governed by the Company Law and Foreign Investment Law of the People’s Republic of China, and the dividends and distributions from the PRC Subsidiaries are subject to regulations and restrictions of the PRC on dividends and payment to parties outside of the PRC. Applicable PRC law permits payment of dividends to the Company by our PRC Subsidiaries only out of their net income, if any, determined in accordance with PRC accounting standards and regulations. Our operating PRC Subsidiaries are required to set aside a portion of their net income, if any, each year to fund general reserves for appropriations until such reserves have reached 50% of the relevant entity’s registered capital. These reserves are not distributable as cash dividends. A PRC company is not permitted to distribute any profits until any losses from prior fiscal years have been offset. Profits retained from prior fiscal years may be distributed together with distributable profits from the current fiscal year. In addition, registered share capital and capital reserve accounts are also restricted from withdrawal in the PRC, up to the amount of net assets held in each operating subsidiary.

PRC Restrictions on Foreign Exchange and Transfer of Cash

Under PRC laws, if certain procedural requirements are satisfied, the payment of current account items, including profit distributions and trade and service related foreign exchange transactions, can be made in foreign currencies between entities, across borders, and to U.S. investors without prior approval from State Administration of Foreign Exchange (the “SAFE”) or its local branches. However, where Chinese Yuan (“CNY”) is to be converted into foreign currency and remitted out of China to pay capital expenses, such as the repayment of loans denominated in foreign currencies, approval from or registration with SAFE or its authorized banks is required. The PRC government may take measures at its discretion from time to time to restrict access to foreign currencies for current account or capital account transactions. If the foreign exchange control system prevents our PRC Subsidiaries from obtaining sufficient foreign currencies to satisfy their foreign currency demands, our PRC Subsidiaries may not be able to pay dividends in foreign currencies to the Company. Further, we cannot assure you that new regulations or policies will not be promulgated in the future that would have the effect of further restricting the remittance of CNY into or out of the PRC. We cannot assure you, in light of the restrictions in place, or any amendment thereof, that the PRC Subsidiaries will be able to fund their future activities which are conducted in foreign currencies, including the payment of dividends.

Furthermore, under PRC laws, dividends may be paid only out of distributable profits. Distributable profits are the net profit as determined under PRC GAAP, less any recovery of accumulated losses and appropriations to statutory and other reserves required to be made. Our PRC Subsidiaries shall appropriate 10% of the net profits as reported in their statutory financial statements (after offsetting any prior year’s losses) to the statutory surplus reserves until the reserves have reached 50% of their registered capital. As a result, our PRC Subsidiaries may not have sufficient, or any, distributable profits to pay dividends to us.

Requirements Under PRC Laws and Regulations

Under current PRC laws and regulations, each of our PRC Subsidiaries is required to obtain a business license to operate in the PRC. Our PRC Subsidiaries have all received the requisite business license to operate, and no application for business license had been denied.

As our operations in the PRC expand, our PRC Subsidiaries will be required to obtain approvals, licenses, permits and registrations from PRC regulatory authorities, such as the State Administration for Market Regulation, the National Development and Reform Commission, Ministry of Commerce, and the Ministry of Industry and Information Technology, which oversee different aspects of the electric vehicle business. As of the date hereof, no application by our PRC Subsidiaries for any such approvals, licenses, permits and registrations that are currently applicable to them had been denied, but there can be no assurance that the PRC Subsidiaries will be able to maintain their existing licenses or obtain new ones.

We do not believe any permission is required from any Chinese authorities (including the China Securities Regulatory Commission (the “CSRC”) and the Cyberspace Administration of China (the “CAC”)) in connection with an offering of Class A Common Stock pursuant to the registration statement of which this prospectus forms a part. We do not and immediately prior to the consummation of an offering of Class A Common Stock pursuant to the registration statement of which this prospectus forms a part, will not possess over one million of PRC-based individual’s personal information. After consulting our PRC counsel, Fangda Partners, we believe we are currently not subject to the requirement under the Cybersecurity Review Measures that a network platform operator which possesses more than one million users’ personal information must apply for a cybersecurity review with CAC before listing abroad. In addition, as of the date of this prospectus, after consulting our PRC counsel, we are not aware of any other laws or regulations currently effective in the PRC which explicitly require us to obtain any permission from the CSRC or other Chinese authorities to consummate an offering of Class A Common Stock pursuant to the registration statement of which this prospectus forms a part, nor had we received any inquiry, notice, or warning from the CSRC or any other Chinese authorities in such respects. The PRC authorities have promulgated new or proposed laws and regulations recently to further regulate securities offerings or listings that are conducted overseas by PRC domestic companies and/or foreign investment in China-based issuers. According to these new laws and regulations and the draft laws and regulations if enacted in their current forms, in connection with our future securities offering activities, we may be required to fulfill filing, reporting procedures with the CSRC, and may be required to go through cybersecurity review by the PRC authorities. However, there are uncertainties with respect to whether we will be able to fully comply with requirements to obtain such permissions and approvals from, or complete such reporting or filing procedures with PRC authorities.

THE OFFERING

Class A Common Stock offered by us pursuant to this prospectus supplement	Shares of our Class A Common Stock having an aggregate offering price of up to $90,000,000.

Class A Common Stock to be outstanding after this offering	Up to 40,756,076 shares, assuming sales at a price of $3.92 per share, which was the closing price on the Nasdaq Stock Market on September 22, 2023. Actual number of shares issued will vary depending on the sales price under this offering.

Manner of offering	“At the market offering” that may be made from time to time on the Exchange or other market for our Class A Common Stock in the United States through or to a Sales Agent, as sales agent or principal. See the section entitled “Plan of Distribution” below.

Use of proceeds	We intend to use the net proceeds for general working capital and corporate purposes, which may include investment in product and technology development, establish global sales and service network, ramp-up production, repayment or repurchase of outstanding debt, capital expenditures, potential joint ventures, acquisitions and other business opportunities and purposes. See the section entitled “Use of Proceeds” below.

Risk Factors	See “Risk Factors” beginning on page S-6 and the other information included in, or incorporated by reference into, this prospectus supplement for a discussion of certain factors you should carefully consider before deciding to invest in shares of our Class A Common Stock.

Trading Symbol	Our common stock is listed on the Nasdaq Stock Market under the symbol “FFIE”

The number of shares of our Class A Common Stock to be outstanding immediately after this offering is based on 17,796,893 shares of our Class A Common Stock outstanding as of June 30, 2023 and excludes:

●	733,183 shares of Class A Common Stock available for award under the Faraday Future Intelligent Electric Inc. Amended and Restated 2021 Stock Incentive Plan;

●	440,782 shares of Class A Common Stock issuable upon the exercise of outstanding options as of June 30, 2023 with a weighted average exercise price of $3.15;

●	207,971 shares of Class A Common Stock issuable upon the vesting of outstanding restricted stock units as of June 30, 2023; and

●	800,008 shares of Class B Common Stock, which may be converted into Class A Common Stock.

The number of shares of Class A Common Stock outstanding excludes the shares to be issued upon the conversion of the Company’s various secured notes, unsecured notes and warrants and does not reflect the issuance of shares in connection with any of the Company’s future financings.

RISK FACTORS

Investing in any of our securities involves significant risks. Before making an investment decision, you should carefully consider the risks described in this prospectus supplement, together with all of the other information incorporated by reference into this prospectus supplement and the accompanying prospectus, including the specific risks set forth under the heading “Risk Factors” in our Annual Report on Form 10-K/A for the year ended December 31, 2022, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. See “Where You Can Find More Information” and “Information We Incorporate by Reference.” If any of these risks actually occurs, our business, results of operations and financial condition could suffer. In that case, the trading price of our securities could decline, and you could lose all or part of your investment. Additional risks and uncertainties not currently known to us, or that we currently believe are immaterial, may also adversely affect our business, operating results and financial condition and the value of an investment in our securities. In addition, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods.

Risks Related to This Offering

There is limited trading volume for our securities and the market price of our securities is subject to volatility.

The price of our Class A Common Stock remains subject to volatility. The market price and level of trading of our Class A Common Stock could be subject to wide fluctuations in response to numerous factors, many of which are beyond our control. These factors include, among other things, our limited trading history, our limited trading volume, the concentration of holdings of our Class A Common Stock, actual or anticipated variations in our operating results and cash flow, the nature and content of our earnings releases, announcements or events that impact our products, customers, competitors or markets, business conditions in our markets and the general state of the securities markets and the market for luxury electric vehicle stocks, as well as general economic and market conditions and other factors that may affect our future results. Additionally, future sales of our Class A Common Stock or instruments convertible into our Class A Common Stock, in public or private offerings may depress our stock price.

We will have broad discretion in the use of the net proceeds from this offering and, despite our efforts, we may use the net proceeds in a manner that does not increase the value of your investment.

We intend to use the net proceeds from the sale of shares of our Class A Common Stock in this offering for general working capital and corporate purposes, which may include investment in technology development, repayment or repurchase of outstanding debt, capital expenditures, potential acquisitions and other business opportunities and purposes. We retain broad discretion over the use of the net proceeds from the sale of shares of Class A Common Stock and, accordingly, you will need to rely upon the judgment of our board of directors and management with respect to the use of proceeds, potentially with only limited information concerning our specific intentions. These proceeds could be applied in ways that do not improve our operating results or increase the value of your investment.

You may experience immediate and substantial dilution.

The offering price per share in this offering may exceed the as adjusted net tangible book value per share of our Class A Common Stock outstanding prior to this offering. Assuming that an aggregate of 22,959,184 shares of our Class A Common Stock are sold under this prospectus supplement at a price of $3.92 per share, the last reported sale price of our Class A Common Stock on the Nasdaq Stock Market on September 22, 2023, for aggregate gross proceeds of $90.0 million, after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of ($4.29) per share, representing the difference between our as-adjusted net tangible book value per share as of June 30, 2023, after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and warrants may result in further dilution of your investment. Additionally, because the sales of shares of our Class A Common Stock offered hereby will be made directly into the market, the prices at which we sell such securities will vary and these variations may be significant. As a result, you may suffer dilution if you purchase shares in this offering at a higher price than other shares offered hereby are sold. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

The Class A Common Stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold, and the Sales Agreement does not specify any required minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares we may issue under the Sales Agreement, at any one time or in total, is uncertain and you may experience future dilution as a result of future equity offerings.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to a Sales Agent at any time throughout the term of the Sales Agreement. The number of shares that are sold by the Sales Agents after delivering a sales notice, if any, will fluctuate based on the market price of the Class A Common Stock during the sales period and limits we set with the Sales Agents. Because the price per share of each share sold will fluctuate based on the market price of our Class A Common Stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued. In addition, in order to raise additional capital, we may offer in the future additional shares of our Class A Common Stock or other securities convertible into or exchangeable for our Class A Common Stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Class A Common Stock, or securities convertible or exchangeable into Class A Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

USE OF PROCEEDS

The amount of proceeds from this offering will depend upon the number of shares of our Class A Common Stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement with the Sales Agents as a source of financing.

We intend to use the net proceeds for general working capital and corporate purposes, which may include investment in product and technology development, establish global sales and service network, ramp-up production, repayment or repurchase of outstanding debt, capital expenditures, potential joint ventures, acquisitions and other business opportunities and purposes.

The precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Pending application of the net proceeds as described above, we intend to invest the net proceeds of the offering in short-term, investment-grade, interest-bearing securities and/or savings accounts.

DILUTION

If you invest in our Class A Common Stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our Class A Common Stock immediately after this offering.

Our net tangible book value of our Class A Common Stock as of June 30, 2023 was approximately $247.4 million, or approximately $13.90 per share of Class A Common Stock based upon 17,796,893 shares of Class A Common Stock outstanding at that time, and on an unconverted basis with respect to our shares of Class B common stock. Net tangible book value per share is equal to our total tangible assets (excluding our total right-of-use assets), less our total liabilities, divided by the total number of shares of Class A Common Stock outstanding as of June 30, 2023.

After giving effect to the assumed sale of our Class A Common Stock in the aggregate amount of  $90.0 million at an assumed offering price of  $3.92 per share, the last reported sale price of our Class A Common Stock on the Nasdaq Stock Market on September 22, 2023, and after deducting estimated offering commissions and estimated offering expenses payable by us, our net tangible book value as of June 30, 2023 would have been $334.5 million, or $8.21 per share of Class A Common Stock based on 40,756,076 shares of Class A Common Stock outstanding on a pro forma basis as of June 30, 2023. This represents an immediate decrease in net tangible book value of $5.69 per share to our existing stockholders and an immediate dilution in net tangible book value of ($4.29) per share to new investors in this offering.

The following table illustrates this calculation on a per share basis:

Assumed offering price per share		$3.92
Net tangible book value per share as of June 30, 2023	$13.90
Decrease in net tangible book value per share attributable to the offering	$5.69
Pro forma net tangible book value per share as of June 30, 2023 after giving effect to the offering		$8.21
Dilution in net tangible book value per share to new investors		$(4.29)

The number of shares of our Class A Common Stock to be outstanding immediately after this offering on a pro forma basis is based on 17,796,893 shares of our Class A Common Stock outstanding as of June 30, 2023 and excludes:

●	733,183 shares of Class A Common Stock available for award under the Faraday Future Intelligent Electric Inc. Amended and Restated 2021 Stock Incentive Plan;

●	440,782 shares of Class A Common Stock issuable upon the exercise of outstanding options as of June 30, 2023 with a weighted average exercise price of $3.15;

●	207,971 shares of Class A Common Stock issuable upon the vesting of outstanding restricted stock units as of June 30, 2023; and

●	800,008 shares of Class B common stock, which may be converted into Class A Common Stock.

The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options or vesting and settlement of outstanding restricted stock units. To the extent that any outstanding options are exercised or outstanding restricted stock units are vested and settled, there will be further dilution to new investors.

DIVIDEND POLICY

Faraday has never declared or paid any cash dividends on its Class A Common Stock. We currently anticipate that we will retain all of our future earnings for use in the expansion and operation of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable law and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

PLAN OF DISTRIBUTION

We have entered into an At-the-Market Equity Offering Sales Agreement (the “Sales Agreement”), with Stifel, Nicolaus & Company, Incorporated, B. Riley Securities, Inc., A.G.P./Alliance Global Partners, Wedbush Securities Inc. and Maxim Group LLC (the “Sales Agents”), dated September 14, 2023, under which we may issue and sell shares of our Class A Common Stock having an aggregate gross sales price of up to $90.0 million from time to time through the Sales Agents, acting as sales agents, subject to certain limitations. Sales of our Class A Common Stock , if any, under this prospectus supplement may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act. We may instruct the Sales Agents not to sell our Class A Common Stock if the sales cannot be effected at or above the price designated by us from time to time. We or the Sales Agents may suspend the offering of our Class A Common Stock upon notice and subject to other conditions.

Each time we wish to issue and sell Class A Common Stock under the Sales Agreement, we will notify the Sales Agents of the number of shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed the Sales Agents, unless the Sales Agents decline to accept the terms of the notice, the Sales Agents have agreed to use their commercially reasonable efforts consistent with their normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Sales Agents under the Sales Agreement to sell our Class A Common Stock are subject to a number of conditions that we must meet.

We will pay the Sales Agents commissions for their services in acting as agents in the sale of our Class A Common Stock. The Sales Agents will be entitled to compensation at a commission rate of up to 3.5% of the gross sales price per share sold. Because there is no minimum offering amount required as a condition to closing this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse the Sales Agents for fees and disbursements related to their legal counsel in an amount not to exceed $100,000 and up to $10,000 per quarterly due diligence update. We estimate that the total expenses for the offering, excluding compensation payable to the Sales Agents under the terms of the Sales Agreement, will be approximately $425,000.

Settlement for sales of our Class A Common Stock will occur on the second (2nd) business day that is also a trading day following the date on which any sales are made, or on such earlier day as is then industry practice for regular-way trading or on some other date that is agreed upon by us and the Sales Agents in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The Sales Agents will provide written confirmation to us following the close of trading on The Nasdaq Capital Market on each day in which Class A Common Stock is sold through them as sales agents under the Sales Agreement. Each confirmation will include the number of shares of Class A Common Stock sold through them as sales agent on that day, the compensation payable by us to the Sales Agents and net proceeds to us.

In connection with the sale of the Class A Common Stock on our behalf, the Sales Agents will, with respect to sales effected in an “at the market offering,” be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation of the Sales Agents will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agents against certain civil liabilities, including liabilities under the Securities Act.

The offering pursuant to the Sales Agreement will terminate upon the earlier of (i) the issuance and sale of all shares of our Class A Common Stock subject to the Sales Agreement or (ii) the termination of the Sales Agreement as permitted therein.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions.

The Sales Agents and their affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Sales Agents will not engage in any market making or stabilizing activities involving our Class A Common Stock while the offering is ongoing under this prospectus supplement and the accompanying prospectus.

LEGAL MATTERS

The validity of the securities we are offering will be passed upon by O’Melveny & Myers LLP. The Sales Agents are being represented in connection with this offering by Goodwin Procter LLP, New York, New York.

EXPERTS

The financial statements of Faraday Future Intelligent Electric Inc. as of December 31, 2022 and for the year then ended incorporated by reference in this prospectus have been audited by Mazars US LLP, an independent registered public accounting firm, as set forth in their report thereon incorporated by reference herein, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Faraday Future Intelligent Electric Inc. as of December 31, 2021 and for the year then ended incorporated in this prospectus by reference to the Annual Report on Form 10-K/A for the year ended December 31, 2022 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 2 to the 2021 financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a registration statement on Form S-3 that we filed with the SEC. This prospectus supplement does not contain all of the information included in the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. We also maintain a website located at http;//investors.ff.com/, where these SEC filings and other information about the Company can be accessed, free of charge, as soon as reasonably practicable after we electronically file the information with, or furnish it to, the SEC. The information contained on or that can be accessed through our website does not constitute part of this prospectus supplement, except for reports filed with the SEC that are specifically incorporated herein by reference.

Forms of any documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus supplement forms a part or will be filed through an amendment to our registration statement on Form S-3 or under cover of a Current Report on Form 8-K or other document filed with the SEC and incorporated into this prospectus by reference. Statements in this prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. The full registration statement, including exhibits thereto, may be obtained from the SEC or us as indicated above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent a statement contained in this prospectus or in any other subsequently filed document that is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. We incorporate by reference in this prospectus the following documents and reports we filed with the SEC (other than, in each case, the portions that are deemed to have been furnished and not filed in accordance with SEC rules):

●	our Annual Report on Form 10-K/A for the year ended December 31, 2022, filed with the SEC on August 21, 2023;

●	our Quarterly Reports on Form 10-Q/A for the quarter ended March 31, 2023 and Form 10-Q for the quarter ended June 30, 2023, filed with the SEC on August 21, 2023;

●	our Current Reports on Form 8-K and Form 8-K/A filed with the SEC on January 10, 2023, January 17, 2023 (Item 1.01 and Exhibit 10.1 only), January 26, 2023 (Item 5.02 only), January 31, 2023, February 1, 2023 (Item 5.02 and Exhibit 10.1 only), February 6, 2023 (Items 1.01 and 3.02 and Exhibits 4.1, 4.2, 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 only), February 23, 2023 (Item 5.02 only), March 1, 2023 (Item 5.07 only), March 1, 2023 (Item 8.01 only), March 2, 2023, March 3, 2023 (Items 5.03 and 8.01 and Exhibit 3.1 only), March 9, 2023 (Item 3.02 and Exhibit 10.1 only), March 15, 2023, March 17, 2023, March 23, 2023 (Items 1.01 and 3.02 and Exhibit 10.1 only), March 30, 2023, April 18, 2023 (Item 5.0 only), May 2, 2023 (Item 3.01 only), May 10, 2023 (Items 1.01, 2,03 and 3.02 and Exhibits 4.1, 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 only), May 19, 2023 (Item 8.01 only), June 16, 2023, June 20, 2023 (Item 8.01 only), June 27, 2023 (Items 1.01, 2,03 and 3.02 and Exhibits 4.1, 4.2, 10.1, 10.2, 10.3, 10.4 and 10.5 only), July 6, 2023 (Item 8.01 only), July 11, 2023 (Items 4.02, 5.02 and Exhibit 10.01 only), August 4, 2023 (Items 3.01, 5.02 and Exhibit 17.1 only), August 7, 2023 (Items 1.01, 2,03 and 3.02 and Exhibits 4.1, 10.1, 10.2, 10.3, 10.4 and 10.5 only), August 17, 2023 (Item 5.07 only), August 21, 2023 (Item 8.01 only), August 23, 2023, August 25, 2023 (Items 3.02, 3.03 and 5.03 and Exhibits 3.1 and 3.2 only), August 29, 2023 (Items 3.02, 3.03 and 5.03 and Exhibits 3.1 and 3.2 only), September 18, 2023 (Item 3.02 only), September 21, 2023 (Item 5.02 only), September 22, 2023 (Item 5.02 and Exhibit 10.1 only) and September 22, 2023;

●	our Definitive Proxy Statement on Schedule 14A for our 2023 annual meeting of stockholders, filed with the SEC on March 17, 2023, to the extent incorporated by reference into the Form 10-K; and

●	the description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on July 20, 2020, including any amendments thereto or reports filed for the purposes of updating this description.

We also incorporate by reference the information contained in all other documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the portions that are deemed to have been furnished and not filed in accordance with SEC rules, unless otherwise indicated therein), on or after the date of the registration statement of which this prospectus forms a part and prior to its effectiveness and prior to the completion of the offering of all securities under this prospectus and any prospectus supplement. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus and any accompanying prospectus supplement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any accompanying prospectus supplement. We will provide to each person, including any beneficial owner, to whom a prospectus (or a notice of registration in lieu thereof) is delivered, a copy of any or all of the documents incorporated by reference in this prospectus or any accompanying prospectus supplement (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference in the document requested) at no cost. Any such request can be made by writing or telephoning us at the following address and telephone number:

Faraday Future Intelligent Electric Inc.
Attn: Investor Relations
18455 S. Figueroa Street

Gardena, California 90248

ir@ff.com

Faraday Future Intelligent Electric Inc.

$300,000,000

Class A Common Stock

Warrants

From time to time, we may offer to sell the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms to be determined at the time of any such offering. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $300,000,000.

This prospectus provides a general description of the securities that we may offer. Each time any securities are offered pursuant to this prospectus, we will provide specific information about the offered securities in one or more supplements to this prospectus.

Prospectus supplements may also add, update or change information in this prospectus. If the information varies between this prospectus and any accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

Our common stock is listed on The Nasdaq Stock Market under the symbol “FFIE.” Any prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

The shares of Class A common stock (“Class A Common Stock”) being offered pursuant to this prospectus are shares of Faraday Future Intelligent Electric Inc., a holding company incorporated in the State of Delaware. As a holding company with no material operations of its own, the Company conducts its operations through its operating subsidiaries. We currently have a majority of our operations in the U.S. conducted through our U.S.-domiciled operating subsidiaries. We also operate our business in the People’s Republic of China and plan to have significant operations in the future in both Mainland China and Hong Kong (together, “PRC” or “China”) through our subsidiaries organized in the PRC (collectively, the “PRC Subsidiaries”). Investors in our Class A Common Stock should be aware that they are purchasing equity solely in the Company, a Delaware holding company. There are various risks associated with our current operating presence in China and the potential expansion of our operations in China (including Hong Kong), which is subject to political and economic influence from China. Recently, the Chinese government initiated a series of regulatory actions and made statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies that seek to conduct offshore securities offerings or be listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation-making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated if any, and the potential impact such modified or new laws and regulations will have on our business operations, our ability to accept foreign investments and to maintain the Company’s listing on a U.S. exchange. The Chinese government may intervene or influence the operations of our PRC Subsidiaries, or at any time exert more control over offerings conducted overseas and foreign investment in China-based issuers in accordance with PRC laws and regulations, which could result in a material change in our operations and/or a material reduction in the value of our Class A Common Stock. Additionally, the governmental and regulatory interference could significantly limit or completely hinder our and the Selling Stockholders’ ability to offer or continue to offer our shares of Class A Common Stock to investors and cause the value of such securities to significantly decline or be worthless. For a detailed description of risks related to our PRC operations, see “Risk Factors – Risks Related to FF’s Operations in China” in our most recent annual report on Form 10-K for the year ended December 31, 2022, which is incorporated by reference herein. See “Where You Can Find More Information.”

You should carefully read this prospectus and any applicable prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering.

Investing in any of our securities involves a high degree of risk. Please read carefully the section entitled “Risk Factors” on page 9 of this prospectus and the “Risk Factors” section contained in any applicable prospectus supplement and in the documents incorporated by reference in this prospectus before investing in our securities.

We are an “emerging growth company” under applicable Securities and Exchange Commission rules and, as such, are eligible for reduced public company reporting requirements.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 28, 2023

i

About This Prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities that may be offered pursuant to the registration statement of which this prospectus forms a part. Each time we sell securities pursuant to the registration statement of which this prospectus forms a part, a prospectus supplement will be provided that contains specific information about the terms of that offering and the securities being sold in that offering. The prospectus supplement may also add to, update or change the information contained in or incorporated by reference in this prospectus. If information varies between this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

You should only rely on the information contained in or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized anyone to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell the securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

Before purchasing any securities, you should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information” and “Information We Incorporate by Reference.” You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.

Unless the context indicates otherwise, references in this prospectus to “the Company” refers to Faraday Future Intelligent Electric Inc. (f/k/a Property Solutions Acquisition Corp.), a holding company incorporated in the State of Delaware, and not to its subsidiaries, and references herein to “FF,” “we,” “us,” “our” and similar terms refer to the Company and its consolidated subsidiaries. We refer to our primary operating subsidiary in the U.S., Faraday&Future Inc., as “FF U.S.” We refer to all our subsidiaries organized in China (including Hong Kong) collectively as the “PRC Subsidiaries,” a complete list of which is set forth in Exhibit 21.1 to the Company’s most recent annual report on Form 10-K for the year ended December 31, 2022, which is incorporated by reference herein. References to “PSAC” refer to Property Solutions Acquisition Corp., a Delaware corporation, our predecessor company prior to the consummation of the Business Combination (as defined herein), and “Legacy FF” refers to FF Intelligent Mobility Global Holdings Ltd., an exempted company with limited liability incorporated under the laws of the Cayman Islands, together with its consolidated subsidiaries, prior to the Business Combination.

Where You Can Find More Information

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. This prospectus does not contain all of the information included in the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. We also maintain a website located at http;//investors.ff.com/, where these SEC filings and other information about the Company can be accessed, free of charge, as soon as reasonably practicable after we electronically file the information with, or furnish it to, the SEC. The information contained on or that can be accessed through our website does not constitute part of this prospectus, except for reports filed with the SEC that are specifically incorporated herein by reference.

Forms of any documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or will be filed through an amendment to our registration statement on Form S-3 or under cover of a Current Report on Form 8-K or other document filed with the SEC and incorporated into this prospectus by reference. Statements in this prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. The full registration statement, including exhibits thereto, may be obtained from the SEC or us as indicated above.

Information We Incorporate by Reference

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent a statement contained in this prospectus or in any other subsequently filed document that is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. We incorporate by reference in this prospectus the following documents and reports we filed with the SEC (other than, in each case, the portions that are deemed to have been furnished and not filed in accordance with SEC rules):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 9, 2023;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 12, 2023;

●	our Current Reports on Form 8-K and Form 8-K/A filed with the SEC on January 10, 2023, January 17, 2023 (excluding Item 7.01 and Exhibit 99.1), January 26, 2023 (excluding Items 7.01 and 9.01), January 31, 2023, February 1, 2023, February 6, 2023 (excluding Items 7.01 and Exhibit 99.1), February 23, 2023 (excluding Items 7.01 and 9.01), March 1, 2023 (excluding Items 7.01 and 9.01), March 1, 2023 (excluding Items 7.01 and 9.01), March 2, 2023, March 3, 2023, March 9, 2023 (excluding Item 7.01 and Exhibit 99.1), March 15, 2023, March 17, 2023, March 23, 2023, March 30, 2023, April 18, 2023 (excluding Items 7.01 and 9.01), May 2, 2023 (excluding Items 7.01 and 9.01), May 10, 2023 (excluding Item 7.01 and Exhibit 99.1), May 19, 2023 and June 16, 2023;

●	our Definitive Proxy Statement on Schedule 14A for our 2023 annual meeting of stockholders, filed with the SEC on March 17, 2023, to the extent incorporated by reference into the Form 10-K; and

●	the description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on July 20, 2020, including any amendments thereto or reports filed for the purposes of updating this description.

We also incorporate by reference the information contained in all other documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the portions that are deemed to have been furnished and not filed in accordance with SEC rules, unless otherwise indicated therein), on or after the date of the registration statement of which this prospectus forms a part and prior to its effectiveness and prior to the completion of the offering of all securities under this prospectus and any prospectus supplement. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus and any accompanying prospectus supplement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any accompanying prospectus supplement. We will provide to each person, including any beneficial owner, to whom a prospectus (or a notice of registration in lieu thereof) is delivered, a copy of any or all of the documents incorporated by reference in this prospectus or any accompanying prospectus supplement (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference in the document requested) at no cost. Any such request can be made by writing or telephoning us at the following address and telephone number:

Faraday Future Intelligent Electric Inc.
Attn: Investor Relations
18455 S. Figueroa Street

Gardena, California 90248

ir@ff.com

Cautionary Note Regarding Forward-Looking Statements

This prospectus, including the documents incorporated by reference herein, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. In some cases, you can identify forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “predict,” “project,” “potential,” “should,” “will,” or “would,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. In addition, these statements are based on our management’s beliefs and assumptions and on information currently available to our management as of the date of this prospectus. While we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statement:

●	our ability to raise sufficient funds to continue our operations and carry out our business plan;

●	whether stockholders will approve an amendment to the Company’s second amended and restated certificate of incorporation (the “Amended and Restated Charter”) providing for a reverse stock split for the Company to have sufficient shares to satisfy future equity financing and maintain its ability for its common stock to remain listed on the Nasdaq Capital Market;

●	our ability to attract and retain qualified officers and directors;

●	changes adversely affecting the business in which we are engaged;

●	the implementation of the Special Committee’s remediation actions and our related follow-up actions, and our ability to attract and retain employees;

●	our ability to execute on our plans to develop, market and deliver our vehicles and the timing and cost of these development and marketing programs;

●	our ability to manage our indebtedness, including our ability to refinance our current indebtedness;

●	the ability of our suppliers to deliver necessary components for our products;

●	our ability to successfully maintain licenses and other rights to certain technology to continue production and delivery of our vehicles;

●	our ability to remediate the identified material weaknesses in our internal control over financial reporting;

●	our ability to navigate economic, operational and legal risks specific to operations based in China;

●	our estimates of the size of the markets for our vehicles and the costs to bring our vehicles to market;

●	the rate and degree of market acceptance of our vehicles;

●	the success of other competing manufacturers;

●	the performance and security of our vehicles;

●	ongoing and potential litigation involving PSAC or us and the outcome of the SEC and the United States Department of Justice investigations;

●	general economic conditions;

●	the possibility that any stockholder litigation or dispute may result in significant costs of defense, indemnification or liability;

●	the price and trading volume of the Company’s Class A Common Stock; and

●	other risks and uncertainties discussed in Part I, Item 1A, Risk Factors in our most recent Annual Report on Form 10-K filed with the SEC and our most recent Quarterly Report on Form 10-Q filed with the SEC, as such risk factors may be amended, supplemented or superseded from time to time by our subsequent periodic reports we file with the SEC, including our Quarterly Reports on Form 10-Q, and in any prospectus supplement.

Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus, including the documents incorporated by reference herein, will prove to be accurate. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained or incorporated by reference herein, whether as a result of any new information, future events, changed circumstances or otherwise.

You should read this prospectus, including the documents incorporated by reference herein, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

About Faraday Future Intelligent Electric Inc.

The Company

Faraday Future Intelligent Electric Inc. (the “Company” and, with its consolidated subsidiaries, “FF,” “we,” “us” or “our”) is a California-based global shared intelligent mobility ecosystem company with a vision to disrupt the automotive industry.

With headquarters in Los Angeles, California, FF designs and engineers next-generation intelligent, connected, electric vehicles. FF manufactures vehicles at its production facility in Hanford, California, with additional future production capacity needs addressed through a contract manufacturing agreement with Myoung Shin Co., Ltd., an automotive manufacturer headquartered in South Korea. FF has additional engineering, sales, and operational capabilities in China and is exploring opportunities for potential manufacturing capabilities in China through a joint venture or other arrangement.

Since its founding, FF has created major innovations in technology and products, and a user centered business model. We believe these innovations will enable FF to set new standards in luxury and performance that will enhance quality of life and redefine the future of intelligent mobility.

Corporate Information

Faraday Future Intelligent Electric Inc. was incorporated on February 11, 2020 as a Delaware corporation under the name “Property Solutions Acquisition Corp.” (“PSAC”), a special purpose acquisition company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. On July 21, 2021, PSAC consummated a business combination (the “Business Combination”) and, in connection therewith, (i) PSAC’s wholly-owned subsidiary merged with and into FF Intelligent Mobility Global Holdings Ltd., an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Legacy FF”), whereby Legacy FF survived the merger as a wholly-owned subsidiary of the Company, and (ii) the registrant changed its name to “Faraday Future Intelligent Electric Inc.” Legacy FF is considered the Company’s accounting acquirer.

Our corporate headquarters are located at 18455 S. Figueroa Street, Gardena, California 90248, and our main telephone number is (424) 276-7616. Our website is located at www.ff.com and our investor relations website is located at investors.ff.com. Information contained on our website does not constitute any part of, and is not incorporated into, this prospectus.

PRC Subsidiaries

The Company is a holding company incorporated in the State of Delaware. Faraday&Future Inc. (“FF U.S.”), FF’s primary U.S. operating subsidiary, was incorporated and founded in the State of California in May 2014. We refer to all our subsidiaries organized in China (including Hong Kong) collectively as the “PRC Subsidiaries,” a complete list of which is set forth in Exhibit 21.1 to the Company’s most recent annual report on Form 10-K for the year ended December 31, 2022, which is incorporated by reference herein. As of the date of this prospectus, our only operating subsidiaries in China (including Hong Kong) are FF Automotive (China) Co. Ltd., Ruiyu Automotive (Beijing) Co., Ltd. and Shanghai Faran Automotive Technology Co., Ltd., each of which was organized in the PRC.

How Cash is Transferred Through Our Corporate Organization

The organizational chart below shows the Company’s operating subsidiaries* as of the date hereof:

*	Excludes subsidiaries with immaterial operations. FF Hong Kong Holding Limited is a holding company subsidiary organized in Hong Kong. As of the date hereof, LeSEE Automotive (Beijing) Co. Ltd., a subsidiary organized in China, has immaterial operations.

The PRC has currency and capital transfer regulations that require us to comply with certain requirements for the movement of capital in and out of the PRC. The Company is able to transfer cash (U.S. Dollars) to the PRC Subsidiaries through capital contributions (increasing the Company’s capital investment in the PRC Subsidiaries). The Company may receive cash or assets declared as dividends from the PRC Subsidiaries. The PRC Subsidiaries can transfer funds to each other, when necessary, by way of intercompany loans in the following manners:

●	FF Hong Kong Holding Limited, as the holding company of all the other PRC Subsidiaries, can transfer cash to any PRC Subsidiary through capital contribution. We note Hong Kong’s banking system is outside PRC mainland’s banking system. As a result, when FF Hong Kong Holding Limited transfers cash to a PRC Subsidiary, it is required to follow the SAFE (as defined below) process and regulation.

●	FF Hong Kong Holding Limited, as the holding company of all the other PRC Subsidiaries, may receive cash or assets declared as dividends from the other PRC Subsidiaries.

●	Among PRC Subsidiaries other than FF Hong Kong Holding Limited, one PRC Subsidiary can provide funds through intercompany loan to another PRC Subsidiary and each such PRC Subsidiary is required to follow the rules of China Banking Regulatory Commission and other relevant Chinese authorities. Additionally, one PRC Subsidiary can transfer cash to its subsidiary through capital contribution, and any PRC Subsidiary may receive cash or assets declared as dividends from any of its subsidiaries.

During 2019, FF Inc., a U.S.-based subsidiary incorporated in California, issued a loan to FF Hong Kong Holding Limited, a holding company subsidiary established in Hong Kong, in the aggregate amount of $1.2 million, which was the only transaction that involved the transfer of cash or assets throughout our corporate structure during 2019. During 2020, LeSee Automotive (Beijing) Co. Ltd., a PRC Subsidiary, assigned to Legacy FF its obligation to pay certain notes issued by a third party in the aggregate principal and accrued interest amount of $26.5 million.

Also during 2020, Smart Technology Holdings Ltd., a subsidiary incorporated in the Cayman Islands, transferred to FF Hong Kong Holding Limited $1.7 million in cash, in the aggregate, by way of capital contributions to fund the operations of the PRC Subsidiaries. During 2021, Smart Technology Holdings Ltd. transferred to FF Hong Kong Holding Limited $32.1 million, in the aggregate, by way of capital contributions to fund the operations of the PRC Subsidiaries, including $10.0 million of proceeds from the sale of shares of Class A Common Stock pursuant to separate subscription agreements in connection with the closing of the Business Combination. In August 2021, Legacy FF extended a loan of $50.0 million to FF Automotive (Zhuhai) Co. Ltd., a PRC Subsidiary, for the purpose of acquiring a technology license agreement with a third party. We transferred cash or assets of $9.1 million from Smart Technology Holdings Ltd. to FF Hong Kong Holding Limited during the fourth quarter of 2021. In 2022 and 2023 to date, FF U.S. extended loans in an aggregated amount of $8.0 million and $8.0 million, respectively, to FF Hong Kong Holding Limited to fund the operations of the PRC Subsidiaries. We will continue to assess the PRC Subsidiaries’ requirements to fund their operations and intend to effect additional contributions as appropriate. The PRC Subsidiaries have not transferred cash or other assets to the Company, including by way of dividends. The Company does not currently plan or anticipate transferring cash or other assets from our operations in China to any non-Chinese entity.

Capital contributions to PRC companies are mainly governed by the Company Law and Foreign Investment Law of the People’s Republic of China, and the dividends and distributions from the PRC Subsidiaries are subject to regulations and restrictions of the PRC on dividends and payment to parties outside of the PRC. Applicable PRC law permits payment of dividends to the Company by our PRC Subsidiaries only out of their net income, if any, determined in accordance with PRC accounting standards and regulations. Our operating PRC Subsidiaries are required to set aside a portion of their net income, if any, each year to fund general reserves for appropriations until such reserves have reached 50% of the relevant entity’s registered capital. These reserves are not distributable as cash dividends. A PRC company is not permitted to distribute any profits until any losses from prior fiscal years have been offset. Profits retained from prior fiscal years may be distributed together with distributable profits from the current fiscal year. In addition, registered share capital and capital reserve accounts are also restricted from withdrawal in the PRC, up to the amount of net assets held in each operating subsidiary.

PRC Restrictions on Foreign Exchange and Transfer of Cash

Under PRC laws, if certain procedural requirements are satisfied, the payment of current account items, including profit distributions and trade and service related foreign exchange transactions, can be made in foreign currencies between entities, across borders, and to U.S. investors without prior approval from State Administration of Foreign Exchange (the “SAFE”) or its local branches. However, where Chinese Yuan (“CNY”) is to be converted into foreign currency and remitted out of China to pay capital expenses, such as the repayment of loans denominated in foreign currencies, approval from or registration with SAFE or its authorized banks is required. The PRC government may take measures at its discretion from time to time to restrict access to foreign currencies for current account or capital account transactions. If the foreign exchange control system prevents our PRC Subsidiaries from obtaining sufficient foreign currencies to satisfy their foreign currency demands, our PRC Subsidiaries may not be able to pay dividends in foreign currencies to the Company. Further, we cannot assure you that new regulations or policies will not be promulgated in the future that would have the effect of further restricting the remittance of CNY into or out of the PRC. We cannot assure you, in light of the restrictions in place, or any amendment thereof, that the PRC Subsidiaries will be able to fund their future activities which are conducted in foreign currencies, including the payment of dividends.

Furthermore, under PRC laws, dividends may be paid only out of distributable profits. Distributable profits are the net profit as determined under PRC GAAP, less any recovery of accumulated losses and appropriations to statutory and other reserves required to be made. Our PRC Subsidiaries shall appropriate 10% of the net profits as reported in their statutory financial statements (after offsetting any prior year’s losses) to the statutory surplus reserves until the reserves have reached 50% of their registered capital. As a result, our PRC Subsidiaries may not have sufficient, or any, distributable profits to pay dividends to us.

Requirements Under PRC Laws and Regulations

Under current PRC laws and regulations, each of our PRC Subsidiaries is required to obtain a business license to operate in the PRC. Our PRC Subsidiaries have all received the requisite business license to operate, and no application for business license had been denied.

As our operations in the PRC expand, our PRC Subsidiaries will be required to obtain approvals, licenses, permits and registrations from PRC regulatory authorities, such as the State Administration for Market Regulation, the National Development and Reform Commission, Ministry of Commerce, and the Ministry of Industry and Information Technology, which oversee different aspects of the electric vehicle business. As of the date hereof, no application by our PRC Subsidiaries for any such approvals, licenses, permits and registrations that are currently applicable to them had been denied, but there can be no assurance that the PRC Subsidiaries will be able to maintain their existing licenses or obtain new ones.

We do not believe any permission is required from any Chinese authorities (including the China Securities Regulatory Commission (the “CSRC”) and the Cyberspace Administration of China (the “CAC”)) in connection with an offering of Class A Common Stock pursuant to the registration statement of which this prospectus forms a part. We do not and immediately prior to the consummation of an offering of Class A Common Stock pursuant to the registration statement of which this prospectus forms a part, will not possess over one million of PRC-based individual’s personal information. After consulting our PRC counsel, Fangda Partners, we believe we are currently not subject to the requirement under the Cybersecurity Review Measures that a network platform operator which possesses more than one million users’ personal information must apply for a cybersecurity review with CAC before listing abroad. In addition, as of the date of this prospectus, after consulting our PRC counsel, we are not aware of any other laws or regulations currently effective in the PRC which explicitly require us to obtain any permission from the CSRC or other Chinese authorities to consummate an offering of Class A Common Stock pursuant to the registration statement of which this prospectus forms a part, nor had we received any inquiry, notice, or warning from the CSRC or any other Chinese authorities in such respects. The PRC authorities have promulgated new or proposed laws and regulations recently to further regulate securities offerings or listings that are conducted overseas by PRC domestic companies and/or foreign investment in China-based issuers. According to these new laws and regulations and the draft laws and regulations if enacted in their current forms, in connection with our future securities offering activities, we may be required to fulfill filing, reporting procedures with the CSRC, and may be required to go through cybersecurity review by the PRC authorities. However, there are uncertainties with respect to whether we will be able to fully comply with requirements to obtain such permissions and approvals from, or complete such reporting or filing procedures with PRC authorities.

Risk Factors

Investing in any of our securities involves significant risks. Before making an investment decision, in addition to the other information contained in or incorporated by reference in this prospectus and any prospectus supplement, you should carefully consider the specific risks set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC and our most recent Quarterly Report on Form 10-Q filed with the SEC , as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement. See “Where You Can Find More Information” and “Information We Incorporate by Reference.” If any of these risks actually occurs, our business, results of operations and financial condition could suffer. In that case, the trading price of our securities could decline, and you could lose all or part of your investment. Additional risks and uncertainties not currently known to us, or that we currently believe are immaterial, may also adversely affect our business, operating results and financial condition and the value of an investment in our securities. In addition, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods.

Use of Proceeds

We intend to use the net proceeds from the sale of any securities covered by this prospectus as set forth in the applicable prospectus supplement. Pending any specific application, we may temporarily invest funds in short-term investments, including marketable securities.

Description of Capital Stock

The following summary of the material terms of Faraday Future Intelligent Electric Inc.’s (f/k/a Property Solutions Acquisition Corp. or “PSAC”), a holding company incorporated in the State of Delaware (“FFIE,” with its subsidiaries, “FF,” the “Company,” “we,” “us,” “our”), capital stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of our Amended and Restated Charter and our amended and restated bylaws (as amended and as in effect, our “Bylaws”), each of which are filed as exhibits to the registration statement of which this prospectus is a part, as well as applicable provisions of the Delaware General Corporation Law (the “DGCL”).

Authorized Capital Stock

The Amended and Restated Charter, as amended, authorizes the issuance of up to 1,775,000,000 shares of Common Stock and Preferred Stock consisting of 1,690,000,000 shares of Class A Common Stock, 75,000,000 shares of Class B common stock (“Class B Common Stock”) and 10,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

As of June 16, 2023, there were outstanding 1,327,495,100 shares of Class A Common Stock, 64,000,588 shares of Class B Common Stock and one share of Preferred Stock.

Common Stock

The holders of Class A Common Stock and Class B Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. Pursuant to the Amended Shareholder Agreement, FF Top informed the Company that it expects the Company will submit a proposal to the Company stockholders for approval to amend the Amended and Restated Charter to provide that (i) the voting power of the Company’s Class B Common Stock, of which FF Global owns all outstanding shares, will be 10 votes per share, and (ii) the voting power of the Company’s Class B Common Stock will increase from 10 votes per share to 20 votes per share, following the occurrence of a Qualifying Equity Market Capitalization. A “Qualifying Equity Market Capitalization” means FF, at the end of any 20 consecutive trading days, has a volume weighted average total equity market capitalization of at least $3.0 billion as determined by multiplying the average closing sale price per share of Class A Common Stock on the Nasdaq (or such other securities exchange on which PSAC’s securities are then listed for trading) at the time of determination by the then total number of issued shares of Class A Common Stock, Class B Common Stock and other shares of FFIE. Until such proposal is approved and the Amended and Restated Charter is amended accordingly, the holders of Class B Common Stock are entitled to one vote for each share held of record, and a $20.0 billion equity market capitalization would be required to increase the voting power of the Class B Common Stock to 10 votes per share.

Shares of Class B Common Stock have the right to convert into shares of Class A Common Stock at any time at the rate of one share of Class A Common Stock for each share of Class B Common Stock. Class A Common Stock does not have the right to convert into Class B Common Stock.

There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the voting power represented by shares of Common Stock voted for the election of directors can elect all of the directors.

Holders of Common Stock will not have any conversion, preemptive or other subscription rights, and there will be no sinking fund or redemption provisions applicable to the Common Stock.

Preferred Stock

The Amended and Restated Charter authorizes the issuance of 10,000,000 shares of Preferred Stock with such designations, rights and preferences as may be determined from time to time by the Board. The Board is empowered, without stockholder approval, to issue the preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of Common Stock; provided that any issuance of Preferred Stock with more than one vote per share will require the prior approval of the holders of a majority of the outstanding shares of Class B Common Stock. In addition, the Preferred Stock could be utilized as a method of discouraging, delaying or preventing a change in control of FF.

Series A Preferred Stock

The holder of Series A Preferred Stock is entitled to 60,000,000,000 votes for each share held of record, but has the right to vote only on any reverse stock split proposal and until such time as a reverse stock split proposal is approved by the stockholders, and will have no voting rights except (i) with respect to a reverse stock split proposal in which its votes are cast for and against such reverse stock split proposal in the same proportion as shares of Common Stock are voted for and against such reverse stock split proposal (with any shares of Common Stock that are not voted, whether due to abstentions, broker non-votes or otherwise not counted as votes for or against the reverse stock split proposal ) and (ii) unless the holders of one-third (1/3rd) of the outstanding shares of Common Stock are present, in person or by proxy, at the meeting of stockholders at which a reverse stock split proposal is submitted for stockholder approval (or any adjournment thereof). The share of Series A Preferred will vote together with the Common Stock as a single class on any reverse stock split proposal. The Series A Preferred has no other voting rights, except as may be required by the General Corporation Law of the State of Delaware.

Upon a liquidation, bankruptcy, reorganization, merger, acquisition, sale, dissolution or winding up of the Company, whether voluntarily or involuntarily, pursuant to which assets of the Company or consideration received by the Company are to be distributed to the stockholders, the holder of Series A Preferred will be entitled to receive, before any payment is made to the holders of Common Stock by reason of their ownership thereof, an amount equal to $100.00.

The Series A Preferred may not be transferred at any time prior to stockholder approval of a reverse stock split without the prior written consent of the Company’s Board.

The outstanding share of Series A Preferred will be redeemed in whole, but not in part, for a redemption price of $100.00, payable out of funds lawfully available therefor, (i) if such redemption is ordered by the Company’s Board in its sole discretion, automatically and effective on such time and date specified by the Board in its sole discretion, or (ii) automatically immediately following the approval by the stockholders of a reverse stock split.

The share of Series A Preferred is not convertible into, or exchangeable for, shares of any other class or series of stock or other securities of the Company.

The share of Series A Preferred is not entitled to receive dividends.

Authorized but Unissued Preferred Stock

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Certain Anti-Takeover Provisions of Delaware Law, Our Amended and Restated Certificate of Incorporation and Our Amended and Restated Bylaws

Under the Amended and Restated Charter, FF has certain anti-takeover provisions in place as follows:

Special Meeting of Stockholders

The Amended and Restated Bylaws provide that special meetings of stockholders may be called only by (i) the Chairperson of the Board, (ii) the chief executive officer or (iii) a majority vote of the Board.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

The Amended and Restated Bylaws provide that stockholders seeking to bring business before FF’s special meeting of stockholders, or to nominate candidates for election as directors at FF’s special meeting of stockholders, must provide timely notice of their intent in writing subject to certain exceptions for FF Top Board designees under the Shareholder Agreement. To be timely, a stockholder’s notice will need to be received by FF secretary at FF’s principal executive offices no later than the close of business on the 90th day nor earlier than the open of business on the 120th day prior to the anniversary date of the immediately preceding special meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in FF’s annual proxy statement must comply with the notice periods contained therein. The Amended and Restated Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude FF stockholders from bringing matters before the special meeting of stockholders or from making nominations for directors at FF’s special meeting of stockholders.

Authorized but Unissued Shares

FF’s authorized but unissued Common Stock and Preferred Stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of FF by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum Selection

The Amended and Restated Charter requires, to the fullest extent permitted by law, that derivative actions brought in FF’s name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within 10 days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery or (C) for which the Court of Chancery does not have subject matter jurisdiction. The Amended and Restated Charter also requires that the federal district courts of the United States of America be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, and/or the Securities Exchange Act of 1934, as amended. Any person or entity purchasing or otherwise acquiring any interest in shares of Common Stock shall be deemed to have notice of and consented to the forum provisions in the Amended and Restated Charter.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with FF or any of FF’s directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. FF cannot be certain that a court will decide that this provision is either applicable or enforceable, and if a court were to find the choice of forum provision contained in the Amended and Restated Charter to be inapplicable or unenforceable in an action, FF may incur additional costs associated with resolving such action in other jurisdictions, which could harm FF’s business, operating results and financial condition.

The Amended and Restated Charter provides that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law.

Limitation on Liability and Indemnification of Directors and Officers

The Amended and Restated Charter provides that directors and officers will be indemnified by FF to the fullest extent authorized by Delaware law as it now exists or may in the future be amended.

The Amended and Restated Bylaws also permit FF to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. FF has purchased a policy of directors’ and officers’ liability insurance that insures FF’s directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures FF against its obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against FF’s directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit FF and FF stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent FF pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to FF’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, FF has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Supermajority Vote to Amend Certain Provisions of our Bylaws and Amended and Restated Charter

Our Amended and Restated Charter requires the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of our capital stock entitled to vote thereon to amend certain provisions of our Amended and Restated Charter. In addition, our Bylaws provide that stockholders shall have the power to adopt, amend or repeal the Bylaws; provided, however, that such action by stockholders shall require the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of our capital stock entitled to vote thereon.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the DGCL, which provides that, subject to certain stated exceptions, a corporation may not engage in a business combination with any “interested stockholder” (as defined below) for a period of three years following the time that such stockholder became an interested stockholder, unless:

●	prior to such time the board of directors of the corporation approved either the business combination or transaction which resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and employee stock plans in which participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer;

●	at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent; or

●	by the affirmative vote of 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

An “interested stockholder” is any person (other than the corporation and any direct or indirect majority-owned subsidiary) who owns 15% or more of the outstanding voting stock of the corporation or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date of determination, and the affiliates and associates of such person.

Anti-Takeover Effect of Certain Provisions of the DGCL and of our Amended and Restated Charter and Bylaws

Certain provisions of DGCL and of our Amended and Restated Charter and Bylaws discussed above, including provisions relating to our staggered board of directors, the removal of directors and the filling of vacancies, the advance notice provisions, the prohibition on stockholder action by written consent and the supermajority vote requirement to amend our Bylaws and certain provisions of our Amended and Restated Charter, alone or in combination, could make the acquisition of us more difficult and could delay, defer or prevent a tender offer or other takeover attempt that a stockholder might consider to be in its best interest, including takeover attempts that might result in the payment of a premium to stockholders over the market price for their shares. These provisions also may promote the continuity of our management by making it more difficult for a person to remove or change the incumbent members of our board of directors.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock will be Continental Stock Transfer & Trust Company, 1 State Street, New York, New York 10004.

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “FFIE.”

Description of Warrants

We may issue warrants to purchase shares of our common stock. We may issue warrants independently of or together with shares of our common stock. Warrants sold with other securities may be attached to or separate from shares of our common stock. We may issue warrants under one or more warrant agreements between us and a bank or trust company, as warrant agent, that we will name in the prospectus supplement relating to the particular issue of offered warrants. If we appoint a warrant agent, such warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms may include some or all of the following:

●	the title of the warrants;

●	the aggregate number of warrants to be offered;

●	the price or prices at which the warrants will be issued;

●	the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

●	the designation and terms of the securities purchasable upon exercise of the warrants and the number of securities issuable upon exercise of the warrants;

●	the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants shall commence and the date on which that right will expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

●	if applicable, the terms related to any permitted adjustment in the exercise price of or number of securities covered by the warrants;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	if applicable, a discussion of any material federal income tax considerations; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the specified time on the expiration date, unexercised warrants will become void.

Warrants may be exercised as described in the applicable prospectus supplement. Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the underlying securities purchasable upon such exercise. If fewer than all of the warrants represented by a warrant certificate are exercised, we will issue a new warrant certificate for the remaining amount of warrants.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable form of warrant agreement, including a form of warrant certificate, which will describe the terms of the series of warrants being offered and which will be filed with the SEC and incorporated by reference in the registration statement of which this prospectus is a part.

Plan of Distribution

We may offer and sell the securities described in this prospectus from time to time in one or more transactions, including without limitation:

●	directly to one or more investors, including through a specific bidding, auction or other process;

●	to investors through agents;

●	directly to agents;

●	to or through brokers or dealers;

●	to the public through underwriting syndicates led by one or more managing underwriters;

●	to one or more underwriters acting alone for resale to investors or to the public; or

●	through a combination of any of these methods or any other method permitted pursuant to applicable law.

In addition, the manner in which we may offer and sell some or all of the securities described in this prospectus includes, without limitation, through:

●	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

●	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

●	privately negotiated transactions.

A prospectus supplement with respect to each offering of securities will set forth the terms of the offering and the method of distribution of the securities and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

●	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;

●	the purchase price of the securities being offered and the net proceeds to be received by us from the sale;

●	any public offering price;

●	any over-allotment options under which the underwriters may purchase additional securities from us;

●	any delayed delivery arrangements;

●	any underwriting discounts or commissions or agency fees and other items constituting compensation to underwriters, dealers or agents;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or markets on which the securities offered in the prospectus supplement may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	at prices related to the prevailing market prices; or

●	at negotiated prices.

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

Any securities we sell pursuant to a prospectus supplement may or may not be listed on a national securities exchange. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

In connection with any offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in over-allotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

Legal Matters

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters regarding the validity of the securities to be offered by this prospectus will be passed upon for us by O’Melveny & Myers LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that will be named in the applicable prospectus supplement.

Experts

The financial statements of Faraday Future Intelligent Electric Inc. as of December 31, 2022 and for the year then ended incorporated by reference in this prospectus have been audited by Mazars US LLP, an independent registered public accounting firm, as set forth in their report thereon incorporated by reference herein, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Faraday Future Intelligent Electric Inc. as of December 31, 2021 and for the year then ended incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 2 to the 2021 financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Up to $90,000,000

Faraday Future Intelligent Electric Inc.

Class A Common Stock

Prospectus

Stifel B. Riley Securities A.G.P. Wedbush Securities Maxim Group LLC

September 26, 2023